     As filed with the Securities and Exchange Commission on April 6, 2001

                                                    Registration No. 333-_______

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                              MESA AIR GROUP, INC.
             (Exact name of registrant as specified in its charter)

                NEVADA                                  85-0302351
   (State or other jurisdiction of                   (I.R.S. Employer
    incorporation or organization)                   Identification No.)

            410 NORTH 44TH STREET, SUITE 700, PHOENIX, ARIZONA 85008
               (Address of Principal Executive Offices) (Zip Code)


                            -------------------------

                           MESA AIR GROUP 401(K) PLAN
                            (Full title of the plan)

              BRIAN S. GILLMAN, VICE PRESIDENT AND GENERAL COUNSEL
                              MESA AIR GROUP, INC.
                        410 NORTH 44TH STREET, SUITE 700
                             PHOENIX, ARIZONA 85008
                     (Name and address of agent for service)


                                 (602) 685-4000
          (Telephone number, including area code, of agent for service)

                              --------------------

                         CALCULATION OF REGISTRATION FEE
================================================================================

                                              PROPOSED MAXIMUM       PROPOSED
                                AMOUNT         OFFERING PRICE         MAXIMUM          AMOUNT OF
TITLE OF SECURITIES              TO BE              PER          AGGREGATE OFFERING   REGISTRATION
TO BE REGISTERED              REGISTERED (1)       SHARE(2)           PRICE(2)            FEE
Common Stock, no par value      500,000           $7.9375           $3,968,750          $992.19

================================================================================
     In addition, pursuant to Rule 416(c) of the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(1) The provisions of Rule 416 shall apply to this Registration Statement and the number of shares registered on this Registration Statement automatically shall increase or decrease as a result of any future stock split, stock dividend or similar adjustment of Mesa Air's outstanding Common Stock.

(2) Pursuant to Rule 457(h) of the Securities Act of 1933, and solely for the purpose of calculating the amount of the registration fee, the proposed maximum offering price per unit and proposed maximum aggregate offering price is based on the average of the high and low prices per share of the Common Stock as reported on the Nasdaq National Market on March 27, 2001.
================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE.

            Mesa Air Group, Inc., a Nevada corporation (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents: (i) the Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 2000; (ii) the Registrant's Quarterly Report on Form 10-Q for the quarter ended December 31, 2001; (iii) the Registrant's Proxy Statement dated March 6, 2001; and (iv) the description of the Common Stock of the Registrant which is contained in the Registrant's Registration Statement on Form 8-A pursuant to the Securities Exchange Act of 1934, including any amendments or reports filed for the purpose of updating such description.

            In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities then have been sold or which deregisters all securities offered hereby remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such reports and documents, except in no event shall any information included in any such document in response to Item 402(i), (k) or (l) of Regulation S-K be deemed to constitute part of this Registration Statement.

            Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.     DESCRIPTION OF SECURITIES.

            Not applicable.

ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL.

            The validity of the shares of the Common Stock of the Registrant registered pursuant to this Registration Statement will be passed upon by the Company's Vice President and General Counsel, Brian S. Gillman

ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

            Registrant's Articles of Incorporation and Bylaws require the Registrant to indemnify its directors and officers to the fullest extent provided by Nevada law.

            The Registrant currently maintains directors' and officers' liability insurance under which the Registrant's directors and officers are insured against loss (as defined in the policy) as a result of claims brought against them for their wrongful acts in such capacities.


ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED.

            Not applicable.

ITEM 8.     EXHIBITS.

            A list of the exhibits included as part of this Registration Statement is set forth in the Exhibit Index which immediately precedes such exhibits and is incorporated by reference herein.

ITEM 9.     UNDERTAKINGS.

            (a) The undersigned Registrant hereby undertakes:

                        (1) To file, during any period in which offers or sales
            are being made, a post-effective amendment to this Registration
            Statement:

                              (i) To include any prospectus required by Section
                10(a)(3) of the Securities Act of 1933;

                              (ii) To reflect in the prospectus any facts or
                events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                              (iii) To include any material information with
                respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                        Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                        (2) That, for the purpose of determining any liability
            under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                        (3) To remove from registration by means of a
            post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

            (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on April 6, 2001.

                                MESA AIR GROUP, INC.




                                By:  /s/ Jonathan G. Ornstein
                                     -------------------------------------------
                                     Jonathan G. Ornstein
                                     Chairman and Chief Executive Officer


                                POWER OF ATTORNEY

            KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jonathan G. Ornstein and Jeff Poeschl the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, lawfully may do or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

      Signature                           Title                               Date

/s/ Jonathan G. Ornstein
_________________________      Chairman and Chief Executive               April 6, 2001
Jonathan G. Ornstein           Officer(Principal Executive Officer)


/s/ Jeff Poeschl               Vice President (Principal                  April 6, 2001
_________________________      Accounting Officer)
Jeff Poeschl

/s/ Daniel J. Altobello
_________________________                 Director                        April 6, 2001
Daniel J. Altobello

/s/ Herbert Denton
_________________________                 Director                        April 6, 2001
Herbert Denton

/s/ Ronald Fogleman
_________________________                 Director                        April 6, 2001
Ronald Fogleman

/s/ Peter Murnane
_________________________                 Director                        April 6, 2001
Peter Murnane

/s/ Maurice Parker
_________________________                 Director                        April 6, 2001
Maurice Parker

/s/ James Swigart
_________________________                 Director                        April 6, 2001
James Swigart

                                  EXHIBIT INDEX


      PAGE
     NUMBER                                          DESCRIPTION

       4                                       Mesa Air Group, Inc. 401(K) Plan.

       5 Opinion of Brian S. Gillman with respect to the legality of the Common Stock of the Registrant registered hereby.

       23(a)                                   Consent of Deloitte Touche LLP.

       23(b)                                   Consent of KPMG LLP.

       23(c)                                   Consent of Registrant's Counsel
                                               (contained in the Opinion of
                                               Counsel filed as Exhibit 5).

       24                                      Power of Attorney (included on
                                               signature page hereto).